SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM T-1

STATEMENT OF ELIGIBILITY

UNDER THE TRUST INDENTURE ACT OF 1939 OF A

CORPORATION DESIGNATED TO ACT AS TRUSTEE

CHECK IF AN APPLICATION TO DETERMINE ELIGIBILITY OF A TRUSTEE PURSUANT TO SECTION 305(b) (2)

WELLS FARGO BANK, NATIONAL ASSOCIATION

(Exact name of trustee as specified in its charter)

A National Banking Association	94-1347393
(Jurisdiction of incorporation or	(I.R.S. Employer
organization if not a U.S. national	Identification No.)
bank)

101 North Phillips Avenue
Sioux Falls, South Dakota	57104
(Address of principal executive offices)	(Zip code)

Wells Fargo & Company

Law Department, Trust Section

MAC N9305-175

Sixth Street and Marquette Avenue, 17th Floor

Minneapolis, Minnesota 55479

(612) 667-4608

(Name, address and telephone number of agent for service)

CONCHO RESOURCES INC.

(Exact name of obligor as specified in its charter)

Delaware	76-0818600
(State or other jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification No)

600 W. Illinois Avenue

Midland, Texas 79701

TELEPHONE: (432) -683-7443

(Address, Including Zip Code, and Telephone Number, Including Area

Code, of Guarantor’s Principal Executive Offices)

Debt Securities

And Guarantees

(Exact name of Guarantors as specified in its charter)

COG Acreage LP

COG Holdings LLC

COG Operating LLC

COG Production LLC

COG Realty LLC

Concho Oil & Gas LLC

Delaware River SWD LLC

Quail Ranch LLC

(State or other jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification No )

Texas	27-0644225

Texas	80-0648934

Delaware	61-1469854

Texas	52-2374917

Texas	84-1661959

Texas	90-0617040

Texas	27-0253823

Texas	32-0086461

600 W. Illinois Avenue

Midland, Texas 79701

(432) 683-7443

(Address, Including Zip Code, and Telephone Number, Including Area

Code, of Guarantors’ Principal Executive Offices)

Item 1. General Information. Furnish the following information as to the trustee:

(a)	Name and address of each examining or supervising authority to which it is subject.

Comptroller of the Currency

Administrator of National Banks

United States Department of the Treasury

Washington, D.C. 20219

Federal Deposit Insurance Corporation

550 17th Street, N.W.

Washington, D.C. 20429

Federal Reserve Bank of San Francisco

P.O. Box 7702

San Francisco, CA 94120

(b)	Whether it is authorized to exercise corporate trust powers.

The trustee is authorized to exercise corporate trust powers.

Item 2. Affiliations with Obligor. If the obligor is an affiliate of the trustee, describe each such affiliation.

None with respect to the trustee.

No responses are included for Items 3-14 of this Form T-1 because the obligor is not in default as provided under Item 13.

Item 15. Foreign Trustee.         Not applicable.

Item 16. List of Exhibits.         List below all exhibits filed as a part of this Statement of Eligibility.

Exhibit 1.	A copy of the Articles of Association of the trustee now in effect.*

Exhibit 2.	A copy of the Comptroller of the Currency Certificate of Corporate Existence and Fiduciary Powers for Wells Fargo Bank, National Association, dated February 4, 2004.**

Exhibit 3.	See Exhibit 2

Exhibit 4.	Copy of By-laws of the trustee as now in effect.***

Exhibit 5.	Not applicable.

Exhibit 6.	The consent of the trustee required by Section 321(b) of the Act.

Exhibit 7.	A copy of the latest report of condition of the trustee published pursuant to law or the requirements of its supervising or examining authority.

Exhibit 8.	Not applicable.

Exhibit 9.	Not applicable.

*    Incorporated by reference to the exhibit of the same number to the trustee’s Form T-1 filed as exhibit 25 to the Form S-4 dated December 30, 2005 of Hornbeck Offshore Services LLC file number 333-130784-06.

**  Incorporated by reference to the exhibit of the same number to the trustee’s Form T-1 filed as exhibit TG3 to the Form T-3 dated March 3, 2004 of Trans-Lux Corporation file number 022-28721.

*** Incorporated by reference to the exhibit of the same number to the trustee’s Form T-1 filed as exhibit 25.1 to the Form S-4 dated May 26, 2005 of Penn National Gaming Inc. file number 333-125274.

SIGNATURE

Pursuant to the requirements of the Trust Indenture Act of 1939, as amended, the trustee, Wells Fargo Bank, National Association, a national banking association organized and existing under the laws of the United States of America, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of Dallas and State of Texas on the 18th day of September, 2012.

WELLS FARGO BANK, NATIONAL ASSOCIATION

John C. Stohlmann
Vice President

EXHIBIT 6

September 17, 2012

Securities and Exchange Commission

Washington, D.C. 20549

Gentlemen:

In accordance with Section 321(b) of the Trust Indenture Act of 1939, as amended, the undersigned hereby consents that reports of examination of the undersigned made by Federal, State, Territorial, or District authorities authorized to make such examination may be furnished by such authorities to the Securities and Exchange Commission upon its request thereof.

Very truly yours,

WELLS FARGO BANK, NATIONAL ASSOCIATION

John C. Stohlmann
Vice President

EXHIBIT 7

Consolidated Report of Condition of

Wells Fargo Bank National Association

of 101 North Phillips Avenue, Sioux Falls, SD 57104

And Foreign and Domestic Subsidiaries,

at the close of business June 30, 2012, filed in accordance with 12 U.S.C. §161 for National Banks.

		Dollar Amounts In Millions
ASSETS
Cash and balances due from depository institutions:
Noninterest-bearing balances and currency and coin		$16,883
Interest-bearing balances		45,669
Securities:
Held-to-maturity securities		0
Available-for-sale securities		204,424
Federal funds sold and securities purchased under agreements to resell:
Federal funds sold in domestic offices		1,128
Securities purchased under agreements to resell		22,797
Loans and lease financing receivables:
Loans and leases held for sale		32,246
Loans and leases, net of unearned income	720,609
LESS: Allowance for loan and lease losses	15,480
Loans and leases, net of unearned income and allowance		705,129
Trading Assets		42,549
Premises and fixed assets (including capitalized leases)		7,760
Other real estate owned		4,168
Investments in unconsolidated subsidiaries and associated companies		563
Direct and indirect investments in real estate ventures		104
Intangible assets
Goodwill		21,543
Other intangible assets		21,240
Other assets		53,987

Total assets		$1,180,190

LIABILITIES
Deposits:
In domestic offices		$847,727
Noninterest-bearing	222,889
Interest-bearing	624,838
In foreign offices, Edge and Agreement subsidiaries, and IBFs		73,344
Noninterest-bearing	2,752
Interest-bearing	70,592
Federal funds purchased and securities sold under agreements to repurchase:
Federal funds purchased in domestic offices		6,913
Securities sold under agreements to repurchase		10,833

Dollar Amounts In Millions

Trading liabilities	23,373
Other borrowed money
(includes mortgage indebtedness and obligations under capitalized leases)	41,997
Subordinated notes and debentures	16,602
Other liabilities	32,647

Total liabilities	$1,053,436

EQUITY CAPITAL
Perpetual preferred stock and related surplus	0
Common stock	519
Surplus (exclude all surplus related to preferred stock)	99,502
Retained earnings	19,574
Accumulated other comprehensive income	6,044
Other equity capital components	0

Total bank equity capital	125,639
Noncontrolling (minority) interests in consolidated subsidiaries	1,115

Total equity capital	126,754

Total liabilities, and equity capital	$1,180,190

I, Timothy J. Sloan, EVP & CFO of the above-named bank do hereby declare that this Report of Condition has been prepared in conformance with the instructions issued by the appropriate Federal regulatory authority and is true to the best of my knowledge and belief.

Timothy J. Sloan

EVP & CFO

We, the undersigned directors, attest to the correctness of this Report of Condition and declare that it has been examined by us and to the best of our knowledge and belief has been prepared in conformance with the instructions issued by the appropriate Federal regulatory authority and is true and correct.

John Stumpf	Directors
David Hoyt
Michael Loughlin